Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Aspire Japan, Inc., for the quarter ending April 30, 2011, I, Ken Osako, Chief Executive Officer and Chief Financial Officer of Aspire Japan, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending April 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended April 30, 2011, fairly represents in all material respects, the financial condition and results of operations of Aspire Japan, Inc.

Dated: June 19, 2011

Aspire Japan, Inc.

By:	/s/ Ken Osako President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer